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           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 2000, for Westport Resources Corporation in accordance with the requirements of the Securities Exchange Act of 1934. We consent to the inclusion in such Annual Report of our reserve reports incorporated therein, references to our name in the form and context in which they appear, and incorporation by reference thereof into the company's Registration Statement on Form S-1 (No. 333-40422)

                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ Frederic D. Sewell
                                       -----------------------
                                       Frederic D. Sewell
                                       President
Dallas, Texas
March 15, 2001